Exhibit 99.1

Ocean Power Technologies, Inc.

Pre Releases Third Quarter Fiscal 2026 Results

Record Backlog and Strategic DHS Win Accelerate Maritime Defense Platform Strategy

MONROE TOWNSHIP, N.J., March 11, 2026 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced preliminary financial results for the third quarter ended January 31, 2026 (Q3FY26). The preliminary results included in this press release are subject to change and have not been audited or reviewed by our independent auditor. The Company expects to file its third quarter financial results and update after market close on March 17, 2026.

3Q26 RESULTS and RECENT HIGHLIGHTS

●	Backlog as of January 31, 2026 was approximately $19.9 million, an increase of $12.4 million and 165% over the prior year period.
●	Pipeline as of January 31, 2026 stands at $163.9 million, an increase of $74.7 million and 84% increase over the $89.2 million pipeline at October 31, 2025.
●	OPT secured a multi-buoy contract totaling approximately $6.5 million from the U.S. Department of Homeland Security (“DHS”) supporting a U.S. Coast Guard maritime domain awareness mission off San Diego. The award provides multi-quarter revenue visibility, with delivery of four newly built MERROWS®-equipped PowerBuoy® systems beginning in Q4 of fiscal 2026. The contract further advances our shift toward higher-margin, recurring revenue. Strategically, this deployment with Anduril, a U.S. based defense technology company and the prime contractor for this project, positions our PowerBuoy® systems within a scalable, next-generation defense sensing architecture. Operating alongside Anduril’s surveillance towers in one of the nation’s most critical maritime regions, this program establishes a meaningful relationship with DHS and the U.S. Coast Guard. OPT has already contracted the deployment vessel for this project and OPT believes successful execution creates a clear pathway for additional buoy deployments and geographic expansion, reinforcing OPT’s role as a provider of persistent, mission-critical maritime infrastructure for U.S. national security.
●	Revenue: Estimated to be $400 thousand to $600 thousand for Q3FY26, compared to $0.8 million for the same period last year
●	Net Loss: Anticipated net loss of approximately $11.3 to $11.5 million, compared to $6.7 million in the prior year period.
●	Cash Used in Operating Activities: Estimated to be less than $20.0 million, compared to $14.6 million in the prior-year period.

Operational Update on Global Deployments and Infrastructure Development:

During the quarter, OPT continued expanding its global operational footprint and advancing its strategy to build a reliable maritime autonomy infrastructure regardless of geography. OPT shipped a WAM-V® autonomous surface vehicle to Greece to support ongoing customer operations, further strengthening its presence in international defense and commercial markets. In parallel, OPT transitioned its integrated autonomous docking and charging solution from prototype to full-scale build, advancing toward a targeted calendar 2026 early-access commercial launch designed to enable autonomous systems to dock, recharge, and redeploy for persistent offshore missions.

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OPT also progressed system integration and open-water validation activities enhancing autonomous navigation and control capabilities through its collaboration with Mythos AI. Together, these initiatives position OPT to move beyond single-asset deployments toward enabling a scalable maritime recharging network, a foundational layer for persistent, multi-domain offshore autonomy. OPT believes this infrastructure-focused strategy strengthens its competitive position and expands long-term recurring revenue opportunities across defense and commercial maritime markets.

Conference Call & Webcast

As previously announced, a conference call to discuss OPT’s financial results will be Wednesday March 18, at 9:00 a.m. Eastern time. Philipp Stratmann, CEO, and Bob Powers, CFO, will host the call.

●	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

●	Live webcast: Webcast | Ocean Power Technologies FY2026 Q3 Earnings Conference Call (choruscall.com)

●	Call Replay: Call replay will be available by telephone approximately two hours after the call’s completion. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 13759118

●	Webcast Replay: The archived webcast will be on the OPT investor relations section of its website

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

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Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may,” “will, ““aim,” “will likely result,” “believe,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “contemplate,” “seek to,” “future,” “objective,” “goal,” “project,” “should,” “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. Except as may be required by applicable law, the Company undertakes no, and expressly disclaims any, obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, circumstances or otherwise after the date of this press release, and you are cautioned not to rely upon them unduly,

Additional information may be found in the Company’s Annual Report on Form 10-K for the year ended April 30, 2025 filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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